Exhibit 99.1

Goodrich Petroleum Announces First Quarter 2017 Financial Results and Operational Update

HOUSTON, May 9, 2017 /PRNewswire/ -- Goodrich Petroleum Corporation (NYSE MKT: GDP) (the "Company") today announced financial results and an operational update for the first quarter ended March 31, 2017.

FINANCIAL RESULTS SUMMARY

Revenues for the quarter totaled $9.4 million and Adjusted Revenues, when adding in net cash received in settlement of derivatives, was $9.6 million, with 56% of our oil and gas revenue attributable to natural gas.

Production for the quarter totaled 2.3 Bcfe, with average daily production of approximately 26,000 Mcfe per day (79% natural gas). Current production is approximately 29,000 Mcfe per day (80% natural gas), and with the completion of two operated Haynesville Shale wells over the next 30 days in which the Company owns a net revenue interest in excess of 50%, the Company expects natural gas production volumes to grow significantly by the end of June when the new wells have reached peak rate.

Capital expenditures totaled $6.2 million in the quarter, of which $6.0 million was spent on drilling and completion costs and $0.2 million on facilities, capital workovers and other expenditures. The Company's capital expenditure budget for 2017 is expected to range between $40 - 50 million. We plan to focus all of our 2017 drilling efforts in the Haynesville Shale Trend.

Balance sheet for the Company as it exited the quarter had $38 million of cash and $59 million of funded debt.

OPERATIONAL UPDATE

HAYNESVILLE SHALE

We drilled two gross (1.4 net) wells in the quarter which we are currently completing. The Company-operated Wurtsbaugh 26H-1 (74% WI) well in DeSoto Parish, Louisiana, a 4,600 foot lateral in which we pumped 5,000 pounds of proppant per foot, has been fracked and is expected to commence flowback within a week. The Company-operated Wurtsbaugh 25&24HC 1-ALT ("Wurtsbaugh 25&24 No. 1") (69% WI) well, a 9,000 foot lateral in which we are pumping approximately 4,000 pounds of proppant per foot, is being fracked currently and is expected to be online and producing by June 1st.

The Company has previously announced a combined initial production rate of 72,000 Mcf per day from two Haynesville wells with an average of 9,600 feet of usable lateral in Caddo Parish, Louisiana. The ROTC 36&25-15-16 HC 1-ALT ("ROTC No. 1") well was completed with 5,100 lbs of proppant per foot and the ROTC 36&25-15-16 HC 2-ALT ("ROTC No. 2") well was completed with 3,100 lbs of proppant per foot. To date, the wells have produced approximately 7.7 Bcf (ROTC No. 1 – 4.5 Bcf; ROTC No. 2 – 3.2 Bcf) in approximately 4.5 months, or an average of approximately 56,000 Mcf/day, with a current combined rate of approximately 51,000 Mcf per day. The Company owns a 17.4% working interest in the wells which are producing above the Company's internal high case type curve of 25.0 Bcf.

Our Haynesville acreage comprises approximately 48,000 gross (23,000 net) acres in Caddo and DeSoto Parishes, Louisiana and Angelina and Nacogdoches Counties, Texas. We estimate approximately 235 gross (96 net) locations prospective for the Haynesville on our core North Louisiana acreage, where we are allocating the vast majority of our capital expenditures in 2017.

TUSCALOOSA MARINE SHALE ("TMS")

We held approximately 176,000 gross (128,000 net) acres in the TMS as of March 31, 2017. We had 2 gross (1.7 net) TMS wells drilled and waiting on completion. Our net production volumes from our TMS wells represented approximately 21% of our total equivalent production on a Mcfe basis and approximately 100% of our total oil production for the quarter. We did not conduct any capital workover operations on any wells during the quarter.

EAGLE FORD SHALE

We hold approximately 32,000 gross (14,000 net) acres of undeveloped leasehold in the Eagle Ford Shale Trend, all of which is prospective for future development or sale.

THE COMPANY HAS POSTED A NEW PRESENTATION ON THE COMPANY'S WEBSITE WHICH WILL BE REVIEWED ON THE EARNINGS CONFERENCE CALL. INVESTORS CAN ACCESS THE SLIDES AT: http://goodrichpetroleum.investorroom.com/events-and-presentations

1Q17 FINANCIAL RESULTS

REVENUES

Revenues totaled $9.4 million in the quarter, with an average realized price of $4.05 per Mcfe ($2.89 per Mcf and $50.12 per barrel of oil). When factoring in the realized gain or loss on derivatives not designated as hedges, Adjusted Revenues totaled $9.6 million in the quarter, with an average realized price of $4.11 per Mcfe ($2.97 per Mcf and $50.12 per barrel of oil).

(See accompanying tables at the end of this press release that reconciles Adjusted Revenues, a non-US GAAP measure, to its most directly comparable US GAAP financial measure.)

CASH FLOW

Adjusted EBITDA was $0.7 million in the quarter.

Discretionary cash flow ("DCF"), defined as net cash provided by operating activities before changes in working capital, was $0.4 million in the quarter.

(See accompanying tables at the end of this press release that reconcile Adjusted EBITDA and DCF, each of which are non-US GAAP financial measures, to their most directly comparable US GAAP financial measure.)

NET LOSS

The Company announced a net loss of $5.7 million in the quarter, or ($0.63) per basic share.

OPERATING EXPENSES

Lease operating expense ("LOE") was $4.3 million in the quarter, or $1.86 per Mcfe. LOE for the quarter included $2.1 million, or $0.92 per Mcfe, for workovers. Lease operating expense excluding workovers was $2.2 million, or $0.94 per Mcfe. Per unit LOE will continue to fall as new Haynesville wells are added, as these wells carry very low operating costs per unit of production.

Production and other taxes were $0.7 million in the quarter, or $0.28 per Mcfe. Haynesville Shale wells drilled in North Louisiana have severance tax abatement until the earlier of payout or two years, and therefore the Company's production and other taxes per unit of production will continue to fall as new Haynesville wells are added.

Transportation and processing expense was $1.2 million in the quarter, or $0.51 per Mcfe. Transportation and processing expense for the quarter includes transportation fees incurred on non-operated natural gas volumes that we take in-kind. Effective with August 2016 production, we elected to take in-kind and market the majority of our outside operated Haynesville Shale natural gas volumes, resulting in the fees being paid directly to the transporter.

Depreciation, depletion and amortization ("DD&A") expense was $2.3 million in the quarter, or $0.99 per Mcfe. The Company's DD&A rate is expected to decrease over time as the Company adds new Haynesville wells to the full cost pool and reserves, as finding costs for these new wells are expected to be lower than the current DD&A rate.

General and Administrative expense was $4.5 million in the quarter, which includes $1.0 million of stock based compensation, $0.7 million in estimated performance bonuses to be compensated in common stock and $0.2 million in non-cash amortization of office rent. G&A payable in cash for the quarter was $2.6 million, or $1.12 per Mcfe, which included certain year-end costs. Per unit G&A payable in cash will continue to fall in 2017 as production volumes grow.

OPERATING LOSS

Operating loss, defined as revenues minus operating expenses, totaled a loss of $3.5 million in the quarter. Adjusted operating loss, when adjusted for cash received in settlement of derivative instruments of $0.2 million, was a loss of $3.3 million for the quarter.

INTEREST EXPENSE

Interest expense totaled $2.2 million in the quarter, which includes cash interest of $0.3 million incurred on the credit facility and non-cash interest of $1.9 million incurred on the Company's second lien notes, which includes $1.4 million paid in-kind interest and $0.5 million amortization of debt discount.

CRUDE OIL AND NATURAL GAS DERIVATIVES

The Company had a loss of $0.3 million on its derivatives not designated as hedges in the quarter, which is comprised of a loss of $0.4 million representing the change in fair value of our natural gas derivative contracts, offset by a $0.1 million realized gain on cash settlement.

The Company currently has 2017 natural gas swaps on a total of 6,000 MMBtu/day at a fixed price of $3.20 and natural gas costless collars on 12,000 MMBtu/day at a price range of $3.00-$3.60, as well as 2018 natural gas swaps on a total of 12,000 MMBtu/day at an average fixed price of $3.01. As volumes grow, the Company anticipates adding hedges for additional downside protection.

OTHER INFORMATION

In this press release, the Company refers to several non-US GAAP financial measures, including Adjusted EBITDA, DCF, Adjusted revenues, Adjusted operating income (loss), Adjusted net loss and Cash operating margin. Management believes Adjusted EBITDA, DCF, Adjusted Revenues, Adjusted operating income (loss), Adjusted net loss and Cash operating margin are good financial indicators of the Company's performance and ability to internally generate operating funds. Neither DCF nor Cash operating margin, should be considered an alternative to net cash provided by operating activities, as defined by US GAAP. Adjusted revenues should not be considered an alternative to total revenues, as defined by US GAAP. Adjusted operating income (loss) should not be considered an alternative to operating income (loss), as defined by US GAAP. Adjusted net loss and Adjusted EBITDA should not be considered an alternative to net loss, as defined by US GAAP. Management believes that all of these non-US GAAP financial measures provide useful information to investors because they are monitored and used by Company management and widely used by professional research analysts in the valuation and investment recommendations of companies within the oil and gas exploration and production industry.

Initial production rates are subject to decline over time and should not be regarded as reflective of sustained production levels. In particular, production from horizontal drilling in shale oil and natural gas resource plays and tight natural gas plays that are stimulated with extensive pressure fracturing are typically characterized by significant early declines in production rates.

Unless otherwise stated, oil production volumes include condensate.

Certain statements in this news release regarding future expectations and plans for future activities may be regarded as "forward looking statements" within the meaning of the Securities Litigation Reform Act. They are subject to various risks, such as financial market conditions, changes in commodities prices and costs of drilling and completion, operating hazards, drilling risks, and the inherent uncertainties in interpreting engineering data relating to underground accumulations of oil and gas, as well as other risks discussed in detail in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 and other subsequent filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

Goodrich Petroleum is an independent oil and natural gas exploration and production company listed on the NYSE MKT under the symbol "GDP".

GOODRICH PETROLEUM CORPORATION
SELECTED INCOME AND PRODUCTION DATA
(In thousands, except per share amounts)
(unaudited)

Three Months Ended
March 31, 2017
Volumes
Natural gas (MMcf)	1,833
Oil and condensate (MBbls)	82
Mmcfe - Total	2,324

Mcfe per day	25,822

Oil and natural gas revenues	$ 9,411
Other	2
Total Revenues	$ 9,413

Operating Expenses
Lease operating expense (LOE excluding workovers - $2,163)	4,311
Production and other taxes	659
Transportation and processing	1,176
Depreciation, depletion and amortization	2,294
General and administrative (payable in cash - $2,608)	4,463
Operating loss	(3,490)

Other income (expense)
Interest expense (payable in cash- $252)	(2,179)
Interest income and other	9
Loss on derivatives not designated as hedges	(260)
(2,430)

Reorganization items, net	195

Loss before income taxes	(5,725)
Income tax benefit	-
Net loss	$ (5,725)

Discretionary cash flow (see non-US GAAP reconciliation) (1)	$ 445

Adjusted EBITDA (see calculation and non-US GAAP reconciliation)(2)	$ 674

Weighted average common shares outstanding - basic	9,109
Weighted average common shares outstanding - diluted (3)	9,109

Earnings per share
Net loss - basic	$ (0.63)
Net loss - diluted	$ (0.63)

(1) Discretionary cash flow is defined as net cash provided by operating activities before changes in operating assets and liabilities. Management believes that the non-US GAAP measure of operating cash flow is useful as an indicator of an oil and natural gas exploration and production company's ability to internally fund exploration and development activities and to service or incur additional debt. The company has also included this information because changes in operating assets and liabilities relate to the timing of cash receipts and disbursements which the company may not control and may not relate to the period in which the operating activities occurred. Operating cash flow should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with US GAAP.

(2) Adjusted EBITDA is earnings before interest expense, income tax, DD&A, and impairment of oil and natural gas properties. In calculating adjusted EBITDA, gain/losses on derivatives, less net cash received or paid in settlement of commodity derivatives, are excluded from Adjusted EBITDA. Other excluded items include Interest income, Stock compensation expense, Reorganization items and Other expense.

(3) Fully diluted shares excludes approximately 6.0 million potentially dilutive instruments that were anti-dilutive due to the net loss for the three months ended March 31, 2017.  We report our financial results in accordance with US GAAP. However, management believes certain non-US GAAP performance measures may provide users of this financial information with additional meaningful comparisons between current results and the results of our peers.

GOODRICH PETROLEUM CORPORATION
Per Unit Sales Prices and Costs

Three Months Ended
March 31, 2017

Average sales price per unit:
Oil (per Bbl)
Including net cash received/paid to settle oil derivatives	$ 50.12
Excluding net cash received/paid to settle oil derivatives	$ 50.12
Natural gas (per Mcf)
Including net cash received/paid to settle natural gas derivatives	$ 2.97
Excluding net cash received/paid to settle natural gas derivatives	$ 2.89
Oil and natural gas (per Mcfe)
Including net cash received/paid to settle oil and natural gas derivatives	$ 4.11
Excluding net cash received/paid to settle oil and natural gas derivatives	$ 4.05

Costs Per Mcfe
Lease operating expense ($0.94 Per Mcfe excluding Workovers)	$ 1.86
Production and other taxes	$ 0.28
Transportation and processing	$ 0.51
Depreciation, depletion and amortization	$ 0.99
General and administrative (payable in cash - $1.12)	$ 1.92
$ 5.55

Note: Amounts on a per Mcfe basis may not total due to rounding.

GOODRICH PETROLEUM CORPORATION
Selected Cash Flow Data (In Thousands):

Reconciliation of discretionary cash flow and net cash provided by operating activities (unaudited)

Three Months Ended
March 31, 2017

Net cash provided by operating activities (US GAAP)	4,665
Net changes in working capital	4,220
Discretionary cash flow	$ 445

Supplemental Balance Sheet Data (unaudited)
As of
March 31, 2017

Cash and cash equivalents	$ 37,949

Long-term debt	49,132

Reconciliation of Net loss to Adjusted EBITDA
Three Months Ended
March 31, 2017

Net loss (US GAAP)	$ (5,725)
Depreciation, depletion and amortization ("DD&A")	2,294
Stock compensation expense	1,728
Interest expense (payable in cash - $252 )	2,179
Loss on derivatives not designated as hedges	260
Net cash received in settlement of derivative instruments	142
Other excluded items *	(204)
Adjusted EBITDA	$ 674

* Other excluded items include Interest income and Reorganization items, net.

Other Information and Reconciliations

Derivative Activity (unaudited)
Three Months Ended
March 31, 2017
Change in fair value of derivatives not designated as hedges prior to cash settlement	$ 402
Net cash received in settlement of derivative instruments	(142)
Net loss on derivatives not designated as hedges	$ 260

Reconciliation of interest payable in cash to interest expense (unaudited)

Three Months Ended
March 31, 2017

Interest expense (GAAP)	$ 2,179
Amortization of debt discount and paid-in-kind interest	(1,927)
Interest payable in cash	$ 252

GOODRICH PETROLEUM CORPORATION
Other Information and reconciliations continued (In Thousands):

Reconciliation of adjusted revenues and total revenues (unaudited)

Three Months Ended
March 31, 2017
Total revenues (US GAAP)	$ 9,413
Net cash received in settlement of derivative instruments	142
Adjusted revenues	$ 9,555

Reconciliation of capital expenditures (unaudited)

Three Months Ended
March 31, 2017
Net cash used in investing activities (US GAAP)	$ (3,384)
Cash calls utilized	(294)
Cost incurred in 2016 and paid in 2017	648
Capital accrual at March 31, 2017	(3,209)
Total capital expenditures	$ (6,239)

Reconciliation of adjusted operating loss and operating loss (unaudited)

Three Months Ended
March 31, 2017
Operating loss (US GAAP)	$ (3,490)
Net cash received in settlement of derivative instruments	142
Adjusted operating loss	$ (3,348)

Reconciliation of general & administrative expense payable in cash to general and administrative expense (unaudited)

Three Months Ended
March 31, 2017
General & administrative expense (GAAP)	$ 4,463
Share based compensation	(1,008)
Bonus share based compensation	(698)
Non-cash rent expense	(149)
General & administrative expense payable in cash	$ 2,608

Calculation of cash operating margin (unaudited)

Three Months Ended
March 31, 2017

Adjusted EBITDA (see calculation and non-US GAAP reconciliation) (3)	$ 674
Adjusted revenues (see non-US GAAP reconciliation)	$ 9,555
Cash operating margin	7%

CONTACT: Robert C. Turnham, President, (713) 780-9494